Exhibit 99.2

UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 16, 2014 (the “Closing Date”), Senesco Technologies, Inc., a Delaware corporation (the “Company”) completed a merger pursuant to a Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Senesco Fab Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Fabrus, Inc. (“Fabrus”) a privately-owned biotechnology company headquartered in La Jolla, California, has developed an advanced platform for therapeutic antibody discovery and development. Pursuant to the terms of the Merger Agreement, at the effective time of the merger (the “Merger”), Merger Sub merged with and into Fabrus, with Fabrus surviving the merger as a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Merger Sub was automatically converted into one share of common stock of the surviving company and each issued and outstanding share of common stock of Fabrus was cancelled and automatically converted into the right to receive a pro rata portion of the transaction consideration.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2014 and the unaudited condensed combined statements of operations and comprehensive loss for the nine months ended March 31, 2014 and the year ended June 30, 2013 are based on the separate historical financial statements of the Company and Fabrus after giving effect to the acquisition and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet presents the Company’s historical financial position consolidated with Fabrus as if the acquisition had occurred on March 31, 2014. The unaudited pro forma condensed combined statements of operations and comprehensive loss are presented as if the acquisition and financing required to fund the acquisition had occurred on July 1, 2012 and consolidates the historical results of the Company and Fabrus for the nine months ended March 31, 2014 and for year ended June 30, 2013. The historical financial results have been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the consolidated results of the companies.

The unaudited pro forma condensed combined financial statements included herein use the acquisition method of accounting, with the Company treated as the acquirer. Pursuant to the criteria within Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”), the Company determined that it had acquired a business. Additionally, the Company determined that it was the acquirer based on the criteria set forth under ASC 805-10-55-11 through ASC 805-10-55-13, whereby the Company issued equity, retained the majority of the voting rights and control of the board in the combined entity, as well as meeting other criteria. The aggregate amount to be paid by the Company to stockholders of Fabrus in connection with the transactions contemplated by the Merger Agreement (the “transaction consideration”) consists of:

(i)	6,905,201 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”),

(ii)	warrants to purchase 1,630,030 shares of Common Stock with an exercise price of $3 per share and an expiration date of June 16, 2014 (the “Series FA Warrants”),

(iii)	warrants to purchase 53,368 shares of Common Stock with an exercise price of $4 per share and an expiration date of June 16, 2014 (the “Series FB Warrants”),

(iv)	warrants to purchase 1,800,033 shares of Common Stock with an exercise price of $4 per share and an expiration date of December 16, 2016 (the “Series FC Warrants”),

(v)	warrants to purchase 5,002 shares of Common Stock with an exercise price of $2 per share and an expiration date of September 30, 2016 (the “Series FD Warrants”) and

(vi)	warrants to purchase 90,048 shares of Common Stock with an exercise price of $2 per share and an expiration date of May 1, 2019 (the “Series FE Warrants”, and collectively with the Series FA Warrants, Series FB Warrants, Series FC Warrants and Series FD Warrants, the “Warrants”).

The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and the liabilities assumed has not been made, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

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The unaudited pro forma condensed combined statements of operations and comprehensive loss are provided for illustrative purposes only. The unaudited pro forma condensed combined statements of operations and comprehensive loss are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the consolidation of the two companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma condensed combined statements of operations and comprehensive loss should be read together with the accompanying notes to the unaudited pro forma condensed combined statements of operations and comprehensive loss, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 and the historical financial statements of Fabrus, Inc. and accompanying notes for the year ended December 31, 2013, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

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Senesco Technologies, Inc. and Subsidiary

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2014

			Pro-Forma		Combined
	Senesco	Fabrus	Adjustments	Notes	Pro-Forma

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,198,027	$676,741	$-		$6,874,768
Accounts receivable	-	31,277	-		31,277
Prepaid research supplies and expenses	1,199,871	19,863	-		1,219,734

Total Current Assets	7,397,898	727,881	-		8,125,779

Equipment, furniture and fixtures, net	2,992	184,465	49,535	(a)	236,992
Intangible assets, net	3,553,632	-	9,900,000	(b)	13,453,632
Goodwill	-	-	10,567,922	(c)	10,567,922
Security deposit	5,171	-	-		5,171

TOTAL ASSETS	$10,959,693	$912,346	$20,517,457		$32,389,496

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$324,936	$460,884	$-		$785,820
Accrued expenses	730,385	259,934	-		990,319
Convertible promissory notes	-	3,275,993	(3,275,993)	(d)	-

Total Current Liabilities	1,055,321	3,996,811	(3,275,993)		1,776,139

Other liabilities	99,728	-	-		99,728

TOTAL LIABILITIES	1,155,049	3,996,811	(3,275,993)		1,875,867

COMMITMENTS

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 800 shares outstanding, respectively (liquidation preference of $609,000 and $820,000
at March 31, 2014 and June 30, 2013, respectively)	6	-	-		6
Common stock, $0.01 par value, authorized 500,000,000
shares, issued and outstanding 13,802,911 and 9,177,263, respectively	68,977	9,062	59,990	(e)	138,029
Capital in excess of par	92,631,972	1,492,469	19,147,464	(f)	113,271,905
Deficit accumulated during the development stage	(82,896,311)	(4,585,996)	4,585,996	(g)	(82,896,311)

Total Stockholders' Equity	9,804,644	(3,084,465)	23,793,450		30,513,629

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,959,693	$912,346	$20,517,457		$32,389,496

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Senesco Technologies, Inc. and Subsidiary

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended March 31, 2014

			Pro-Forma		Combined
	Senesco	Fabrus	Adjustments	Notes	Pro-Forma

Revenue	$100,000	$70,374	$-		$170,374

Operating expenses:
General and administrative	3,135,963	702,254	(721,457)	(h)	3,116,760
Research and development	2,249,455	1,586,773	-		3,836,228
Write-off of patents abandoned	185,161	-	-		185,161

Total operating expenses	5,570,579	2,289,027	(721,457)		7,138,149

Loss from operations	(5,470,579)	(2,218,653)	730,050		(6,967,775)

Interest (expense) income - net	(80,146)	(101,692)	101,692	(i)	(80,146)

Loss before provision for income taxes	(5,550,725)	(2,320,345)	823,149		(7,047,921)

Provision for income taxes	-	800	-		800

Net loss	(5,550,725)	(2,321,145)	823,149		(7,048,721)

Preferred dividends	(2,919,751)	-	-		(2,919,751)

Loss applicable to common shares	(8,470,476)	(2,321,145)	823,149		(9,968,472)

Other comprehensive loss	-	-	-		-

Comprehensive loss	$(8,470,476)	$(2,321,145)	$823,149		$(9,968,472)

Basic and diluted net loss per common share	$(2.21)				$(1.55)

Basic and diluted weighted-average number
of common shares outstanding	3,838,200		6,905,201		10,743,401

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Senesco Technologies, Inc. and Subsidiary

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2013

			Pro-Forma		Combined
	Senesco	Fabrus	Adjustments	Notes	Pro-Forma

Revenue	$-	$7,819	$-		$7,819

Operating expenses:
General and administrative	2,499,624	296,682	11,458	(h)	2,807,764
Research and development	2,086,666	1,236,298	-		3,322,964
Write-off of patents abandoned	64,210	-	-		64,210

Total operating expenses	4,650,500	1,532,980	11,458		6,194,938

Loss from operations	(4,650,500)	(1,525,161)	(11,458)		(6,187,119)

Change in fair value of warrant liability	371,591
Loss on settlement of warrant liability	(1,724,546)
Interest (expense) income - net	(119,087)	(47,545)	47,545	(j)	(119,087)

Loss before provision for income taxes	(6,122,542)	(1,572,706)	36,087		(6,306,206)

Provision for income taxes	-	1,801	-		1,801

Net loss	(6,122,542)	(1,574,507)	36,087		(6,308,007)

Preferred dividends	(862,998)	-	-		(862,998)

Loss applicable to common shares	(6,985,540)	(1,574,507)	36,087		(7,171,005)

Other comprehensive loss	-	-	-		-

Comprehensive loss	$(6,985,540)	$(1,574,507)	$36,087		$(7,171,005)

Basic and diluted net loss per common share	$(5.11)				$(1.16)

Basic and diluted weighted-average number
of common shares outstanding	1,366,384		6,905,201		8,271,585

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Senesco Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of Transaction and Basis of Presentation

On May 16, 2014 (the “Closing Date”), Senesco Technologies, Inc., a Delaware corporation (the “Company”) completed a merger pursuant to a Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Senesco Fab Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Fabrus, Inc. (“Fabrus”) a privately-owned biotechnology company headquartered in La Jolla, California, has developed an advanced platform for therapeutic antibody discovery and development. Pursuant to the terms of the Merger Agreement, at the effective time of the merger (the “Merger”), Merger Sub merged with and into Fabrus, with Fabrus surviving the merger as a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Merger Sub was automatically converted into one share of common stock of the surviving company and each issued and outstanding share of common stock of Fabrus was cancelled and automatically converted into the right to receive a pro rata portion of the transaction consideration.

Total consideration, including amounts payable in respect of stock options and warrants over Fabrus’s common stock was approximately $20.7 million. The Company is currently evaluating the classification and related accounting for the warrants issued. This final determination may result in final fair values that are different than the preliminary estimates included herein.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and based on the historical financial statements of Senesco and Fabrus.

Under the acquisition method of accounting, total consideration transferred of approximately $20.7 million is to be allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. For the purposes of preparing the unaudited pro forma condensed combined financial information management has made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed. The assessment of the fair values of consideration paid, certain assets acquired and liabilities assumed remains in progress and has not been finalized. Accordingly, the pro forma adjustments included in this Form 8-K/A are preliminary, have been made solely for the purpose of providing unaudited pro forma combined financial information and may be revised as additional information becomes available or as additional analyses are performed.

The final determination of these fair values will be completed as soon as possible, but no later than one year from the acquisition date. This final determination of the fair values of assets acquired and liabilities assumed may result in final fair values that are different than the preliminary estimates included herein.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies that the combined company may achieve as a result of the acquisition, nor does it reflect costs to integrate the operations of Senesco and Fabrus, nor any costs necessary to achieve anticipated synergies. The following table summarizes the allocation of the preliminary estimated aggregate purchase price to the estimated fair value of the net assets acquired:

Consideration paid:
Fair value of Senesco common stock issued	$18,298,783
Fair value of Senesco warrants and options issued	2,410,202
Total consideration paid	$20,708,985
Assets acquired:
Cash and cash equivalents	$676,741
Accounts receivable	31,277
Prepaid expenses	19,863
Fixed assets	234,000
In-process research and development	9,900,000
Goodwill	10,567,922
Total assets acquired	21,429,803
Liabilities assumed:
Accounts payable	460,884
Accrued expenses	259,934
Total liabilities assumed	720,818
Net assets acquired	$20,708,985

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2.	Accounting Policies

As a result of the continuing review of Fabrus’s accounting policies, Senesco may identify differences between the accounting policies of the two companies that, when conformed, could have an impact on the combined financial information. At this time, Senesco is not aware of any differences that would have a material impact on the combined financial information. The unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Pro Forma Adjustments

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial information represent estimated values and amounts based on available information, and do not reflect anticipated synergies had the acquisition been completed as of the dates indicated above. The unaudited pro forma condensed combined balance sheet uses the acquisition method of accounting assuming the acquisition was completed on March 31, 2014, and the unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2014 and the year ended June 30, 2013 use the acquisition method assuming the acquisition was completed on July 1, 2012.

Pro Forma Adjustments to the Balance Sheet as of March 31, 2014:

(a)	Fixed Assets

Represents the adjustment to record the preliminary fair value of Fabrus fixed assets arising from the acquisition.

(b)	In-Process Research and Development

Represents the adjustment to record the preliminary fair value of intangible assets arising from the acquisition.

(c)	Goodwill

Represents adjustments to record the preliminary estimate of goodwill arising from the acquisition and adjusted for the Fabrus balance sheet date as of March 31, 2014.

(d)	Convertible Promissory Notes

As of March 31, 2014, Fabrus has $3.135 million in convertible promissory notes outstanding and $0.141 million accrued interest that was converted into shares of common stock in connection with the acquisition.

(e)	Common Stock

Represents adjustments to eliminate the common stock account of Fabrus ($9,062) and to record the 6,905,201 shares of Senesco’s common stock, $0.01 par value, that was issued to Fabrus in connection with the acquisition $(69,052).

(f)	Capital in Excess of Par

Represents adjustments to eliminate the capital in excess of par account of Fabrus ($1.5 million) and to record the capital in excess of par related to the 6,905,201 shares of Senesco’s common stock at $2.65 per share and the related warrants issued as consideration in connection with the acquisition ($20.6 million).

(g)	Deficit Accumulated During the Development Stage

Represents adjustments to eliminate the deficit accumulated during the development stage of Fabrus.

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Pro Forma Adjustments to the Statement of Operations for the Nine Months Ended March 31, 2014 and for the year ended June 30, 2013:

(h)	General and Administrative Expenses

Reflects adjustments to eliminate acquisition-related costs included in the historical financial statements of Senesco ($372,969) and Fabrus ($357,081) which are directly attributable to the acquisition, but are not expected to have a continuing impact on the results of the combined entity and the recording of additional depreciation expense for the step up in fair value of Fabrus fixed assets of $8,593 and $11,458 for the nine months ended March 31, 2014 and for the year ended June 30, 2013, respectively.

(i)	Interest (Expense) Income, net

Reflects adjustments to eliminate interest expense included in the historical financial statements of Fabrus of $101,692 and $47,545 for the nine months ended March 31, 2014 and for the year ended June 30, 2013, respectively, related to the convertible promissory notes that were converted into shares of common stock in connection with the acquisition.

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